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                                                                     EXHIBIT 4.3











                        AMVESTORS FINANCIAL CORPORATION

                        1996 INCENTIVE STOCK OPTION PLAN














                         AmVestors Financial Corporation
                                 Topeka, Kansas




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                        AMVESTORS FINANCIAL CORPORATION
                        1996 INCENTIVE STOCK OPTION PLAN

                               Table of Contents

                                                                         Page
                                                                         ----

      1     PURPOSE......................................................  1

      2.    STOCK SUBJECT TO THE PLAN....................................  1

      3.    PARTICIPATION IN THE PLAN....................................  1

      4.    OPTION PRICES................................................  2

      5.    TERM OF OPTIONS..............................................  2

      6.    EXERCISE OF OPTIONS..........................................  2

      7.    RESTRICTIONS ON TRANSFERABILITY..............................  3

      8.    TERMINATION OF EMPLOYMENT....................................  3

      9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION...................  3

     10.    MERGER.......................................................  3

     11.    TERMINATION AND AMENDMENT OF THE PLAN........................  4

     12.    ADMINISTRATION OF PLAN ......................................  4

     13.    EFFECTIVE DATE OF THE PLAN ..................................  5

     14.    NOTICES......................................................  5

     15.    STOCKHOLDER APPROVAL.........................................  5

     16.    GOVERNING LAW................................................  6

     17.    GOVERNMENT AND OTHER REGULATIONS ............................  6

     18.    NONEXCLUSIVITY OF THE PLAN ..................................  6



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                        AMVESTORS FINANCIAL CORPORATION

                        1996 INCENTIVE STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1996 Incentive Stock Option Plan (the "Plan.") is to encourage ownership in the Common Stock of AmVestors Financial Corporation (the "Company") by key personnel of the Company and its subsidiaries and to provide additional incentive for them to continue in the employ of the Company and its subsidiaries and to promote the success of the Company's business. It is further intended that this Plan shall qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Plan and all agreements entered into under the Plan shall be interpreted in a manner consistent with the requirements of that Section.

     2. STOCK SUBJECT TO THE PLAN. The maximum number of shares which may be issued upon exercise of Options granted under the Plan ("Options") shall be 950,000 shares of Common Stock, no par value, of the Company ("Common Stock"). Such shares may be either issued shares of Common Stock which shall have been reacquired by the Company or authorized but unissued shares of Common Stock as the Board of Directors of the Company (the "Board") shall from time to time determine. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for option pursuant to the Plan.

     3.   PARTICIPATION IN THE PLAN.

          a. Options may be granted only to regular employees (including officers) of the Company or of any subsidiary of the Company who shall be selected as provided in Section 12 hereof. A director or officer of the Company or of a subsidiary who shall not at the time also be an employee of the Company or of a subsidiary thereof shall not be eligible to receive an Option under the Plan. An employee who shall have been granted an Option under the Plan may be granted one or more additional Options. The term "subsidiary" as used in this Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.

          b. No Option shall be granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations.



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          C. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any employee may be granted Options which are exercisable for the first time by such employee during any calendar year under the Plan and any other "incentive stock option plan" within the meaning of Section 422 of the Code, of the Company and its parent and subsidiary corporations exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Nothing in this Plan shall be construed to give anyone the right to be granted an Option, and neither the Plan nor the granting of an Option or the taking of any other action under the Plan shall constitute or be any evidence of any agreement or understanding, express or implied, that the Company or any of its subsidiaries will employ an Option holder for any period of time or in any position or at any particular rate of compensation.

     4. OPTION PRICES. The purchase price of the Common Stock covered by each Option shall be not less than 100% of the fair market value of the Common Stock at the time of granting the Option. Such fair market value shall be determined as follows: (a) if the Common Stock is actively traded in an established market, the closing price of the Common Stock; (b) if the Common Stock is actively traded in an established market but not traded in a market where there is a closing price, the mean between the bid and asked price; and (c) if the Common Stock is not traded in an established market, the fair market value of the Common Stock shall be determined by the Board (or any committee to which the Board shall have delegated pursuant to Section 12 hereof power in that regard). Notwithstanding the foregoing, the price at which Options may be exercised shall in all events be determined in a manner consistent with any regulations that may hereafter be promulgated from time to time by the Internal Revenue Service with respect to Section 422 of the Code.

     5. TERM OF OPTIONS. The term of each Option shall be not more than ten years from the date of granting thereof and may be less than ten years. Each Option shall be subject to earlier termination as herein provided.

     6. EXERCISE OF OPTIONS. An Option may be exercised in accordance with its terms at any time or from time to time after the granting thereof and the approval of this Plan by the stockholders of the Company in accordance with Paragraph 13 of the Plan. The purchase price of the shares purchased upon exercise of an Option shall be paid in full in cash at the time of the exercise, but the Board of Directors may (but shall not be required to) determine that shares may be purchased in whole or in part upon the exercise of Options with Common Stock of the Company. Notwithstanding the foregoing sentence, a participant shall be entitled to pay the purchase price by executing a promissory note, if such a right is expressly granted to a participant in the Incentive Stock Option Agreement entered into between a participant and the Company. Except as provided in Paragraph 8 hereof, an Option may not be exercised in whole or in part unless the holder thereof shall then be an employee of the Company or of a subsidiary of the Company. The holder of an Option shall not have any of the rights of a stockholder with



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respect to the shares covered by his or her Option until and except to the extent that the Option shall have been duly exercised.

     7. RESTRICTIONS ON TRANSFERABILITY. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the employee only by him or her. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during his or her lifetime, by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

     8. TERMINATION OF EMPLOYMENT. All rights of an employee in an Option, to the extent it has not been exercised, shall terminate three months from the date the employee terminates employment other than by reason of death or disability as hereinafter provided. An Option shall not be affected by any temporary change of duties or position of the holder or any temporary leave of absence granted to him or her by the employing corporation. In the event of the death of the holder of an Option prior to termination of employment, the unexercised portion of such Option may be exercised at any time within twelve months from the date of the holder's death, by his or her executor, administrator, personal representative, or other person who has acquired the right to exercise the Option by bequest or inheritance. In the event a holder of an Option terminates employment due to disability, the unexercised portion of such Option may be exercised at any time within twelve months from the date such employee terminated employment. For purposes hereof a person shall be considered disabled if the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. An individual shall be considered disabled only if such individual furnishes proof of the existence thereof in the form and manner as the Company may require. In no event may any Option be exercised after the expiration of the terms of the Option set forth in Paragraph 5 of this Plan.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provisions of this Plan, in the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.

     10. MERGER. Subject to any required approval by the stockholders of the Company, if the Company shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding Option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of


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Common Stock subject to such Option was entitled to receive by reason of such merger or consolidation.

     11. TERMINATION AND AMENDMENT OF THE PLAN. Unless the Plan shall be previously terminated as hereinafter provided, no Option shall be granted under the Plan after ten years from the date the Plan is adopted by the Board of Directors. The Board of Directors, may at any time prior to that date suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Company and to alter or amend the Plan in order that Options granted under the Plan shall qualify as "Incentive Stock Options" under
Section 422 of the Code or qualify under similar or successor provisions of the Code as amended from time to time, or conform with any change in applicable law or regulations or rulings of administrative agencies. Any termination, suspension, alteration or amendment of the Plan effected pursuant to this Paragraph 11 may be made by the Board of Directors without further action on the part of the stockholders of the Company; provided, that, no such termination, suspension, alteration, or amendment shall (a) impair, without the consent of the Option holder, any Option theretofore granted to him or her under the Plan or deprive him or her of any Common Stock which he or she may have acquired under the Plan, or (b) unless approved by the stockholders of the (i) increase the total number of shares of Common Stock which may be purchased under the Plan except as provided in Paragraph 9 hereof, (ii) extend the time during which Options may be granted under the Plan, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) change the manner of determining the Option price except to change the manner of determining the fair market value of the Common Stock. Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired.

     12.  ADMINISTRATION OF PLAN.

          a. The Plan shall be administered under the general direction and control of the Board of Directors which may from time to time issue orders or adopt resolutions not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan.

          b. The Board of Directors shall appoint a Committee (the "Committee") consisting of not fewer than three directors, none of whom shall be officers of the Company or eligible to participate in the Plan while members of the Committee, and who shall serve at the pleasure of the Board. No person shall be eligible to serve on the Committee if such person has at any time during the immediately preceding one year period been granted or awarded equity securities under the terms of this Plan, or any other plan of the Company or its affiliates, except as provided by any applicable securities rule. All Committee members shall be disinterested persons as defined in



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     Securities and Exchange Commission Rule 16b-3. The Board of Directors may,
     from time to time, remove members from or add members to the Committee and shall fill all vacancies on the Committee. The Board of Directors may delegate to the Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under the Plan, except that the Committee shall not have the power to terminate, suspend, alter, or amend the Plan. Subject to the provisions of the Plan, the Committee shall have the plenary authority, in its discretion, to determine the time or times at which, and the employees of the Company and its subsidiaries to whom, Options shall be granted, the purchase price, and the number of shares of Common Stock to be covered by each Option, when each Option may be exercised, and the expiration date thereof. The Options granted by such Committee may contain such terms and provisions as the Committee, in its discretion, deems desirable and appropriate, provided, however, that such additional terms shall not be inconsistent with any provision of the Plan or cause the Plan or the Options granted thereunder not to be classified as an Incentive Stock Option Plan and/or an Incentive Stock Option, except as provided in paragraph 3.c. hereof.

          c. A majority of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present, or action authorized or approved in writing by a majority of the Committee, shall be deemed the action of the Committee.

     13. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective from the date of its adoption by the Board of Directors, and Options may be granted immediately after such adoption, but the grant of any Option is conditional, and no Option may be exercised under the Plan, unless and until the Plan has been approved by the stockholders of the Company at a meeting held within twelve months after the date of such adoption. The Plan shall terminate if it is not approved by the stockholders of the Company within twelve months from the date of its adoption by the Board of Directors.

     14. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been given when received by the Personnel Office of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     15. STOCKHOLDER APPROVAL. The Plan has been adopted by the Board of Directors of the Company on March 28, 1996, and is subject to the approval of the holders of a majority of the issued and outstanding Common Stock of the Company within 12 months after its adoption by the Board of Directors.


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     16.  GOVERNING LAW. This Plan and all agreements entered into under the
Plan shall be construed in accordance with and shall be governed by the laws of the State of Kansas, except as provided in Paragraph 1 hereof.

     17. GOVERNMENT AND OTHER REGULATIONS. The obligations of the Company to sell and deliver shares of Common Stock shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness, of a registration statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for the Company.

     18. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan for approval of the stockholders of the Company shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan.

               This 1996 Incentive Stock Option Plan was approved and adopted by the Board of Directors of AmVestors Financial Corporation at its regular meeting on March 28, 1996, and was approved and such adoption ratified by the stockholders of such corporation at the annual meeting thereof on the 16th day of May, 1996.






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